UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On June 17, 2014, Navistar International Corporation (the “Company”) and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agent”) under the Rights Agreement, dated as of June 19, 2012, as amended from time to time, between the Company and the Rights Agent (the “Rights Agreement”), entered into Amendment No. 6 to the Rights Agreement (“Amendment No. 6”). Amendment No. 6 amends and restates Section 7(a) of the Rights Agreement in order to bring forward the expiration date of the Rights Agreement from June 18, 2015 to July 1, 2014.

The foregoing description of Amendment No. 6 does not purport to be complete and is qualified in its entirety by the complete text of Amendment No. 6, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Amendment No. 6 to the Rights Agreement, dated as of June 17, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

Date: June 23, 2014	By:	/s/ Curt A. Kramer
	Name:	Curt A. Kramer
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 6 to the Rights Agreement, dated as of June 17, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent.